UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 25, 2010

DOLAT VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151570	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices)

(212) 502-6657
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Shlomo Bleier as a Secretary of the Company

On January 25, 2010, Shlomo Bleier was appointed to act as a Secretary of the Dolat Ventures, Inc. (the “Company”) to serve until his successors shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws.

Mr. Bleier is the father-in-law of Shmuel Dovid Hauck, the President and Director of the Company.

Mr. Bleier has worked in the diamond industry for over 35 years and has been involved in mining operations in Brazil and Sierra Leone for the past 10 years. In 1973, Mr. Bleier moved from Isreal to New York City where he joined the diamond industry and worked as a diamond cutter and polisher specializing in large stones; managing the process from rough to finished product. From 1993 to 1999, he worked for Simcha Diamond Ltd. in Brazil, where he successfully mined gold and diamonds.  From 2000 to 2004 he was a partner in S & T Mining Group, a Sierra Leone mining operation where he served as head administrator of operations, prospecting, surveying and mining.  Since 2004 he has been active in many Diamond projects based in Sierra Leone.  With nearly 10 years experience operating in Sierra Leone, Mr. Bleier has extensive experience in all aspects of mining for diamonds from initial inception to finished product. On May19, 2009 Dove Diamonds and Mining. Inc. elected Mr. Bleier to be its Secretary and Chief Operating Officer. Mr. Bleier was also elected to Dove’s Board of Directors on May 19, 2009.  He has been a member of the Diamond Club of New York since 1980.

Mr. Bleier has not during the past five years been involved in any of the following proceedings:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no employment agreements between the Company and Mr. Bleier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAT VENTURES, INC.

By:	/s/ Shmuel Dovid Hauck
Shmuel Dovid Hauck
President and Director

Dated: January 29, 2010